Exhibit 99.1

Issued – Tuesday 2 December 2008, London, UK and South San Francisco, CA

GSK and Theravance Announce Positive Phase 2b Results for LABA,

‘444 in the Horizon Asthma Development Programme

Initial results demonstrate potential of ‘444 in the treatment of patients with moderate to severe asthma

GlaxoSmithKline Plc (GSK) and Theravance, Inc. (NASDAQ: THRX) today announced positive results from the phase 2b study of the novel, long-acting beta agonist (LABA) GW642444 (‘444) in patients with moderate to severe asthma.  The study, which was designed to evaluate the efficacy of five doses of ‘444 administered once-daily for 4 weeks, showed dose dependent improvements in lung function.  All but the two lowest doses of ‘444 produced statistically significant improvements (p<0.05) in forced expiratory volume in 1 second (FEV1) measured 23-24 hours after the last dose in a large study population of asthmatics already being treated with inhaled corticosteroids and short acting beta agonist rescue medication as needed.

Further evidence of once-daily efficacy was observed in a number of secondary endpoints including improvements in peak expiratory flow both in the morning and evening, and the percentage of symptom-free days and rescue-free days.  Use of rescue medication was significantly lower in patients receiving the three highest doses of ‘444, compared to patients on placebo.  Onset of action was dose-dependent with the bronchodilator effect being sustained over 24 hours.  Furthermore, improvements in lung function 24 hours after the first dose were maintained throughout the 28 day treatment period.

Throughout the 4 week study period ‘444 was well tolerated at all doses and the frequency of adverse events was comparable to placebo.  Headache was the most commonly observed adverse event in all arms and was comparable to placebo.  The highest dose (50 mcg) produced a small change in heart rate (a known effect of beta agonists) that did not exceed the pre-defined clinically relevant threshold.  There were no serious adverse events reported in the study.  These data show that in asthma, ‘444 demonstrated statistically significant once-daily bronchodilation versus placebo and was well tolerated.

Darrell Baker, SVP GSK Respiratory Medicines Development Centre commented, “The Horizon development programme builds on GSK’s extensive respiratory heritage and confirms our continued commitment to bring novel respiratory medicines to patients.  We are encouraged by the 24-hour duration of action and sustained response over 28 days.  A once-daily treatment option is an important new development in a disease where half of all patients are not well controlled and compliance remains less than ideal.”

“The goal of the collaboration with GSK is to develop a novel, once-a-day inhaled combination medicine comprised of a LABA and a corticosteroid to bring relief to patients with asthma and chronic obstructive pulmonary disease,” said Rick E Winningham, Chief Executive Officer at Theravance.  “Today’s positive results in asthma together with the results of the phase 2b LABA ‘444 COPD study in early 2009 will give us a better understanding of the safety and efficacy of ‘444 across both populations.”

Study Design

A total of 607 patients with moderate to severe asthma who were receiving an inhaled corticosteroid were enrolled into this double-blind, placebo controlled study.  Patients received one of five doses of ‘444, (3, 6.25, 12.5, 25 and 50mcg) or placebo, administered once daily via a novel inhaler.  All patients were permitted to use rescue medication as needed.

The primary endpoint to assess efficacy was change in trough (23-24 hour) FEV1 from baseline after 28 days.  The secondary endpoints included serial 24 hour FEV1 on days 1 and 28, AM and PM peak expiratory flow averaged over the 28 day treatment period and percent of symptom-free and rescue-free 24 hour periods.

Further data from the Horizon asthma development programme are anticipated in early 2009, including three studies of the inhaled corticosteroid (ICS) GW685698 (‘698) – an enhanced-affinity, glucocorticoid.  In parallel, enabling studies involving ‘444 and ‘698 given in combination have also been undertaken.

A large phase 2b dose-optimisation study of ‘444 in patients with COPD remains ongoing as part of the Horizon programme.  Overall the Horizon programme has enrolled in excess of 3,000 asthma and COPD patients globally.

Conference Call and Webcast Information

Theravance has scheduled a conference call to discuss this announcement today at 8:30 a.m. Eastern Standard Time. To participate in the live call by telephone, please dial 888-224-1142 from the U.S., or 913-312-0974 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting Theravance’s web site at www.theravance.com. To listen to the live call, please go to Theravance’s web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on Theravance’s web site for 30 days through January 1, 2009. An audio replay will also be available through 11:59 p.m. Eastern Standard Time on December 16, 2008 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 1274106.

GlaxoSmithKline – one of the world’s leading research-based pharmaceutical and healthcare companies – is committed to improving the quality of human life by enabling people to do more, feel better and live longer.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company’s key programs include: telavancin for the treatment of serious Gram-positive bacterial infections with Astellas Pharma Inc., the Horizon program and Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program with GlaxoSmithKline plc, and the Gastrointestinal Motility Dysfunction program. By leveraging its proprietary insight of multivalency toward drug discovery focused primarily on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company’s web site at www.theravance.com.  THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

GSK cautionary statement regarding forward-looking statements

Under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect GSK’ s operations are described under ‘Risk Factors’ in the ‘Business Review’ in the company’ s Annual Report on Form 20-F for 2007.

Theravance forward-looking statements

This press release contains and the conference call will contain certain  “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals, timing and expected results of clinical studies, statements regarding the potential benefits of drug candidates, statements concerning the goals and timing of seeking regulatory approval of our product candidates, statements concerning the enabling capabilities of Theravance’s approach to drug discovery and its proprietary insights, expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, delays or failure to achieve regulatory approvals, and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading “Risk Factors” contained in Item 1A of Theravance’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 6, 2008 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Enquiries:

UK Media enquiries:	Philip Thomson	(020) 8047 5502
	Alice Hunt	(020) 8047 5502
	Gwenan White	(020) 8047 5502

US Media enquiries:	Nancy Pekarek	(215) 751 7709
	Mary Anne Rhyne	(919) 483 2839
	Sarah Alspach	(215) 751 7709

European Analyst/Investor enquiries:	David Mawdsley	(020) 8047 5564
	Sally Ferguson	(020) 8047 5543
	Gary Davies	(020) 8047 5503

US Analyst/ Investor enquiries:	Jen Hill	(215) 751 7002
	Tom Curry	(215) 751 5419

Theravance, Inc. Enquiries:

Senior Vice President and Chief Financial Officer	Michael Aguiar	650-808-4100
investor.relations@theravance.com